UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2017, Catasys, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Acuitas Group Holdings, LLC (“Acuitas”), one hundred percent (100%) owned by Terren S. Peizer, Chairman and Chief Executive Officer of the Company, pursuant to which the Company will receive aggregate gross proceeds of $1,300,000 (the “Loan Amount”) in consideration of the issuance of (i) an 8% Series B Convertible Debenture due March 31, 2017 (the “Convertible Debenture”) and (ii) five-year warrants to purchase shares of the Company’s common stock in an amount equal to one hundred percent (100%) of the initial number of shares of common stock issuable upon the conversion of the Convertible Debenture, at an exercise price of $0.85 per share (the “January 2017 Warrants”). The Loan Amount is payable in tranches through March 2017. In addition, any warrants issued in conjunction with the bridge notes currently outstanding with Acuitas have been increased by an additional 25% warrant coverage.

The January 2017 Warrants include, among other things, a mechanism pursuant to which, subject to certain exempt issuances, the exercise price of the January 2017 Warrants will be adjusted if the Company issues shares of common stock at a price that is less than the exercise price of the January 2017 Warrants. Such mechanism will remain in effect until the earliest of (i) the termination date of the January 2017 Warrants, (ii) such time as the January 2017 Warrants are exercised, or (iii) contemporaneously with the listing of the Company’s shares of common stock on a registered national securities exchange.

In connection with the transaction described above, the number of warrants to purchase shares of the Company’s common stock previously issued in December 2016 to Shamus, LLC, a company owned by David E. Smith, a member of the Company’s board of directors, have been increased from 75% to 100% warrant coverage, now exercisable for an aggregate of 352,941 shares of the Company’s common stock.

The foregoing descriptions of the Subscription Agreement, Convertible Debenture and the January 2017 Warrants do not purport to be complete and are qualified in their entirety by reference to such instruments, copies of which are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Debenture is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The securities described were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 4.1	8% Series B Convertible Debenture, dated January 31, 2017.
Exhibit 4.2	Common Stock Purchase Warrant, dated January 31, 2017.
Exhibit 10.1	Subscription Agreement, dated as of January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: February 1, 2017	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer